Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Western Asset Funds, Inc. of our reports dated July 19, 2024, relating to the financial statements and financial highlights, which appear in Western Asset Intermediate Bond Fund’s and Western Asset Total Return Unconstrained Fund’s Annual Report on Form N-CSR for the year ended May 31, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 20, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Western Asset Funds, Inc. of our report dated July 26, 2024, relating to the financial statements and financial highlights, which appears in Western Asset High Yield Fund’s Annual Report on Form N-CSR for the year ended May 31, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 20, 2024